Exhibit 99.1

Volcano Corporation Signs Agreement to Acquire Sync-Rx Ltd.

Expands Multi-Modality Platform Capability

SAN DIEGO, Calif., November 23, 2012—Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, today announced that it has entered into a definitive agreement to acquire Sync-Rx Ltd., a privately-held company based in Israel that develops advanced software applications that optimize and facilitate transcatheter cardiovascular interventions using automated online image processing. It is anticipated the transaction will close within the next 30 days.

“This transaction represents a strategic step in the advancement of our multi-modality platform,” said Scott Huennekens, President and Chief Executive Officer of Volcano Corporation. “Sync-Rx’s technology provides Volcano with a platform on which to build a range of advanced software features that will aid clinical decision-making by providing angiography and intra-body image enhancement, measurements and non-invasive imaging and intravascular co-registration capabilities, and future opportunities in physiology and peripheral and minimally invasive structural heart therapy guidance. We are excited about the Sync-Rx team joining Volcano and establishing a footprint in Israel, given the breadth and depth of medical imaging and software talent there.”

Recent trends impacting Percutaneous Coronary Interventions (PCI) include the heightened scrutiny of health care costs, resulting in the need to validate treatment and outcomes with evidence as well as documentation of results for quality metrics and reimbursement support, specifically regarding appropriateness to stent and the results of the stenting. Volcano is focused on guiding and optimizing the delivery of minimally invasive therapies utilizing visualization, physiology, and other technologies to help clinicians achieve a more personalized treatment path for their patients as well as documenting outcomes.

“Sync-Rx’s technology will allow Volcano to better integrate and present a wide variety of data in an intuitive manner that creates more meaningful information for the physician and documentation for the hospital,” added Mr. Huennekens. “We see the technology being incorporated seamlessly into our existing multi-modality system with the ability in the future to co-register IVUS images directly on to the angiogram. Future applications for the Sync-Rx technology in other areas include co-registration of non-invasive imaging with real time intra-body physiology measurements and IVUS peripheral, forward looking IVUS, forward looking intra-cardiac (ICE), and OCT imaging.”

About Volcano Corporation

Volcano Corporation is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information—using sound and light as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company’s website at www.volcanocorp.com.

About Sync-Rx

Sync-Rx, Ltd. develops software that optimizes and facilitates transcatheter cardiovascular interventions using automated online image processing. The company’s current focus is on coronary catheterizations. Sync-Rx, Ltd. is located in Netanya, Israel.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including: statements regarding the expected closing of the transaction described above; the features and capabilities or potential features and capabilities of the technologies of Sync-Rx; the expected benefits to Volcano of the transaction; the complementary nature of the Sync-Rx technologies to be acquired with Volcano’s business, products and technologies; the expected market, including its size, to be addressed by Volcano’s products and Sync Rx’s products; future operations of the Sync-Rx business; and the benefits or potential benefits of Volcano’s products and procedures. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause Volcano’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that the transaction described above is not completed; the risk that benefits of the transaction described above are not realized; the effect of competitive factors and Volcano’s reactions to those factors; purchasing decisions with respect to Volcano’s products; the pace and extent of market adoption of Volcano’s products and technologies; uncertainty in the process of obtaining regulatory approval or clearance for Volcano’s products or devices; the success of Volcano’s growth strategies; risks associated with Volcano’s international operations; timing and achievement of product development milestones; outcome of ongoing or future litigation; the impact and benefits of market development; our ability to protect our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risks inherent to medical device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano’s filings made with the Securities and Exchange Commission, including our most recent quarterly report on Form 10-Q, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Media contact:

Edrienne Brandon

ebrandon@volcanocorp.com

858-720-4136

Investor contact:

Neal Rosen

nrosen@volcanocorp.com

650-458-3014